Acura Pharmaceuticals Announces Fourth Quarter

and Full Year 2013 Financial Results

Palatine, IL - (March 3, 2014) - Acura Pharmaceuticals, Inc. (NASDAQ: ACUR), a specialty pharmaceutical company developing products intended to address medication abuse and misuse, announced today financial results for the year and three months ended December 31, 2013.

The Company reported a net loss of $3.4 million for the fourth quarter 2013 or $0.07 per diluted share, compared to net loss of $3.0 million or $0.06 per diluted share for the same period in 2012.

Research and development expenses associated with product candidates utilizing the Company’s AVERSION® and IMPEDE® Technologies were $0.8 million in the fourth quarter 2013, compared to $1.2 million for the same period in 2012. Selling, marketing, general and administrative expenses were $2.8 million in the fourth quarter 2013, versus $1.8 million in the same period last year. Selling and marketing expenses for the three months ended December 31, 2013 primarily consisted of advertising and marketing activities for NEXAFED®.

For the twelve months ended December 31, 2013, Acura recorded $0.1 million in revenues compared with no revenue in the same period in 2012. These revenues were derived from the Company’s sale of NEXAFED and royalties from our licensing partner on sales of Oxecta®. In the fourth quarter of 2013, the Company shipped $0.3 million of NEXAFED but because certain customers have a right of return, the Company recognized only a portion of these sales while establishing a reserve against any future potential product returns. In future periods, as the right of return no longer exists or returns can be reliably estimated, the Company will adjust this reserve.

Research and development expenses were $4.9 million in the twelve months ended December 31, 2013, compared to $3.7 million in the same period in 2012. Selling, marketing, general and administrative expenses were $8.9 million in the twelve months ended December 31, 2013, versus $6.0 million in the same period last year. The Company reported a net loss of $13.9 million or $0.29 per diluted share, for the twelve months ending December 31, 2013, compared to a net loss of $9.7 million or $0.20 per diluted share for the same period in 2012.At December 31, 2013 the Company had cash, cash equivalents and marketable securities totaling $26.1 million. During year the Company raised capital of $3.2 million from the sale of common stock on the open market and $10.0 million in term debt financing.

About Acura Pharmaceuticals

Acura Pharmaceuticals is a specialty pharmaceutical company engaged in the research, development and commercialization of product candidates intended to address medication abuse and misuse, utilizing its proprietary AVERSION® and IMPEDE® Technologies. AVERSION® contains polymers that cause the drug to gel when dissolved; it also contains compounds that irritate the nasal passages. IMPEDE® is designed to disrupt the processing of pseudoephedrine from tablets into methamphetamine.

In June 2011, the U.S. Food and Drug Administration approved OXECTA® (oxycodone HC1 tablets) which incorporates the AVERSION® technology. The Company has a development pipeline of additional AVERSION® technology products containing other opioids.

The trademark OXECTA® is owned by Pfizer Inc.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Forward-looking statements may include, but are not limited to, our and our licensee’s ability to successfully launch and commercialize our products and technologies including OXECTA® Tablets and NEXAFED® Tablets, the price discounting that may be offered by Pfizer for OXECTA®, our and our licensee’s ability to obtain necessary regulatory approvals and commercialize products utilizing our technologies and the market acceptance of and competitive environment for any of our products, the willingness of wholesalers and pharmacies to stock NEXAFED® Tablets, expectations regarding potential market share for our products and the timing of first sales, our ability to enter into additional license agreements for our AVERSION® Technology product candidates, our exposure to product liability and other lawsuits in connection with the commercialization of our products, the increasing cost of insurance and the availability of product liability insurance coverage, the ability to avoid infringement of patents, trademarks and other proprietary rights of third parties, and the ability of our patents to protect our products from generic competition, our ability to protect and enforce our patent rights in any paragraph IV patent infringement litigation, and the ability to fulfill the FDA requirements for approving our product candidates for commercial manufacturing and distribution in the United States, including, without limitation, the adequacy of the results of the laboratory and clinical studies completed to date, the results of laboratory and clinical studies we may complete in the future to support FDA approval of our product candidates and the sufficiency of our development to meet OTC Monograph standards as applicable, the adequacy of the development program for our product candidates, including whether additional clinical studies will be required to support FDA approval of our product candidates, changes in regulatory requirements, adverse safety findings relating to our product candidates, whether the FDA will agree with our analysis of our clinical and laboratory studies and how it may evaluate the results of these studies or whether further studies of our product candidates will be required to support FDA approval, whether or when we are able to obtain FDA approval of labeling for our product candidates for the proposed indications and will be able to promote the features of our abuse discouraging technologies, whether our product candidates will ultimately deter abuse in commercial settings and whether our IMPEDE technology will disrupt the processing of pseudoephedrine into methamphetamine. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “indicates,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our filings with the Securities and Exchange Commission.

Contact:

for Acura Investor Relations

investors@acurapharm.com

847-705-7709

for Acura Media Relations

pr@acurapharm.com

847-705-7709

ACURA PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(audited)	(audited)
	December 31,	December 31,
	2013	2012
Current assets	$27,453	$27,996
Property, plant and equipment, net	941	1,052
Other assets	236	11
Total assets	$28,630	$29,059

Current liabilities	$820	$1,424
Deferred revenue	287	-
Long-term debt, net of $400 of debt discount	9,600	-
Other liabilities	-	5
Stockholders' equity	17,923	27,630
Total liabilities and stockholders' equity	$28,630	$29,059

ACURA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share data)

	(audited) Twelve Months Ended December 31,		(unaudited) Three Months Ended December 31,
	2013	2012	2013	2012
Revenues:
Royalty revenue	$10	$-	$2	$-
Product sales, net	113	-	33	-
Total revenues, net	123	-	35	-
Operating expenses:
Cost of sales (excluding write-down)	114	-	36	-
Inventory write-down (write-up)	250	-	(111)	-
Research and development	4,923	3,726	803	1,208
Selling, marketing, general and administrative	8,926	6,013	2,788	1,849
Total operating expenses	14,213	9,739	3,516	3,057
Operating loss	(14,090)	(9,739)	(3,481)	(3,057)
Non-operating income (expense):
Investment income	194	79	58	48
Gain (loss) on sales of marketable securities	4	-	15	-
Other expense, net	(9)	(8)	(9)	(7)
Total other income (expense), net	189	71	64	41
Loss before income taxes	(13,901)	(9,668)	(3,417)	(3,016)
Provision for income taxes	-	-	-	-
Net loss	$(13,901)	$(9,668)	$(3,417)	$(3,016)
Other comprehensive income (loss), net of tax:
Unrealized gains (losses) on securities	59	(40)	24	(40)
Total other comprehensive income (loss)	59	(40)	24	(40)
Comprehensive income (loss)	$(13,842)	$(9,708)	$(3,393)	$(3,056)

Loss per share:
Basic	$(0.29)	$(0.20)	$(0.07)	$(0.06)
Diluted	$(0.29)	$(0.20)	$(0.07)	$(0.06)
Weighted average shares outstanding:
Basic	47,764	47,521	49,152	47,523
Diluted	47,764	47,521	49,152	47,523